                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Endurance Specialty Holdings Ltd.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                 Bermuda                                          98-0392908
--------------------------------------------------------       -----------------
(State of Incorporation or Organization)                      (I.R.S. Employer
                                                             Identification no.)

                  Wellesley House
                 90 Pitts Bay Road
              Pembroke HM 08, Bermuda                                  N/A
--------------------------------------------------------       -----------------
     (Address of Principal Executive Offices)                      (Zip Code)

If this form relates to the                   If this form relates to the
registration of a class of                    registration of a class of
securities pursuant to Section                securities pursuant to Section
12(b) of the Exchange Act and is              12(g) of the Exchange Act and is
effective upon filing pursuant to             effective upon filing pursuant to
General Instruction A.(c), please             General Instruction A.(d), please
check the following box. [ x ]                check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-125457

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                    Name of Each Exchange on Which
         to be so Registered                    Each Class is to be Registered
         -------------------                    ------------------------------

   7.75% Non-Cumulative Preferred                   New York Stock Exchange
  Shares, Series A, $1.00 par value

Securities to be registered pursuant to Section 12(g) of the Act:

                None                                          None
                ----                                          ----
          (Title of Class)                             (Name of Exchange)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  For a description of the securities to be registered
hereunder, reference is made to the information set forth under the heading
"Description of the Series A Preferred Shares" in the Registrant's Prospectus
Supplement, dated October 6, 2005, to the Prospectus, dated June 10, 2005, which constitutes a part of the Registrant's Registration Statement on Form S-3 (File
No. 333-125457), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

ITEM 2.  EXHIBITS

3.1  Memorandum of Association (incorporated by reference to Exhibit 3.1 to
     Amendment No. 1 to the Registrant's Registration Statement on Form S-1
     (File No. 333-102026)).

3.2  Certificate of Deposit of Memorandum of Increase of Share Capital
     (incorporated by reference to Exhibit 3.2 to the Registrant's Annual
     Report on Form 10-K for the Year Ended December 31, 2003).

3.3  Amended and Restated Bye-laws (Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the three months ended
     June 30, 2005).

4.1  Certificate of Designations of 7.75% Non-Cumulative Preferred Shares,
     Series A, of Endurance Specialty Holdings Ltd.

4.2  Form of Certificate of 7.75% Non-Cumulative Preferred Shares, Series A, of
     the Registrant.

                                       2

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 12, 2005

                                       Endurance Specialty Holdings Ltd.

                                       By: /s/ John V. Del Col
                                           -------------------------------
                                            Name: John V. Del Col
                                            Title: General Counsel and Secretary